AGREEMENT AND PLAN OF REORGANIZATION
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This Agreement and Plan of Reorganization (the "Agreement") is made as of[____], 2006, by and among HighMark Funds ("HighMark"), a Massachusetts business trust, on behalf of [____] (the "Acquiring Fund"), Bailard Opportunity Fund Group, Inc., a Maryland corporation ("Bailard"), on behalf of [_____] (the "Acquired Fund"), and, for purposes of Sections 5.10, 5.11, 10, 11, 12.4 and 15only, HighMark Capital Management, Inc., a California corporation ("HighMark Capital") and, for purposes of 4.3, 5.12, 6.1, 10, 11, 12.4 and 15 only,
Bailard, Inc., a California corporation ("Bailard, Inc."). The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

This Agreement is intended to be, and is adopted as, a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of (i) the transfer of all of the assets of the Acquired Fund in exchange solely for certain Class M shares of beneficial interest, no par value per share, of the Acquiring Fund (the "Acquiring Fund Shares"); (ii) the assumption by the Acquiring Fund of the identified liabilities (as hereinafter defined) of the Acquired Fund; and (iii)
the distribution, after the closing date provided in Section 3.1 (the "Closing Date"), of the Acquiring Fund Shares pro rata to the stockholders of the Acquired Fund and the termination, dissolution and complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions here in after set forth in this Agreement.

WHEREAS, the Acquired Fund and the Acquiring Fund are each a separate investment series of an open-end, registered investment company of the management type and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, each of the Acquiring Fund and the Acquired Fund is authorized to issue its shares of beneficial interest or common stock, as the case may be;

WHEREAS, the Board of Trustees of HighMark has determined that the exchange of all of the assets of the Acquired Fund for the Acquiring Fund Shares and the assumption of the identified liabilities of the Acquired Fund by the Acquiring Fund on the terms and conditions hereinafter set forth are in the best interests of the Acquiring Fund and that the interests of the Acquiring Fund's existing shareholders will not be diluted as a result of the transactions contemplated herein; and

WHEREAS, the Board of Directors of Bailard has determined that such exchange is in the best interests of the Acquired Fund and that the interests of the Acquired Fund's existing stockholders will not be diluted as a result of the transactions contemplated herein;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.
TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR ASSUMPTION OFLIABILITIES AND THE ACQUIRING FUND SHARES AND LIQUIDATION OF THE ACQUIREDFUND

1.1.
Subject to the terms and conditions hereof and on the basis of there presentations and warranties contained herein:

(a) The Acquired Fund will sell, assign, convey, transfer and deliver to the Acquiring Fund, and the Acquiring Fund will acquire, on the Closing Date, all of the properties and assets of the Acquired Fund as set forth in Section 1.2.

(b) In consideration there for, the Acquiring Fund shall, on the Closing Date, assume (i) those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of the Acquired Fund prepared on behalf of the Acquired Fund, as of the Valuation Date (as defined in Section2.4), in accordance with generally accepted accounting principles consistently applied from the prior audited period and (ii) such other liabilities, expenses, costs and charges incurred by the Acquired Fund through the Closing Date of a type and in an amount which is consistent with the Acquired Fund's ordinary course of business ((i) and (ii), collectively, are referred to herein as the "identified liabilities"). The Acquiring Fund shall assume only the identified liabilities and shall not assume any other liabilities of the Acquired Fund, whether absolute or contingent, known or unknown, accrued or unaccrued, all of which shall remain the obligation of the Acquired Fund. Acquiring Fund will issue and deliver to the Acquired Fund Acquiring Fund Shares having an aggregate net asset value computed in the manner and as of the time and date set forth in Section 2.4. Such transactions shall take place at the closing provided for in Section 3 (the "Closing").

(c) Upon consummation of the transactions described in subsections (a) and (b) above, the Acquired Fund in complete liquidation shall distribute to its respective stockholders of record as of the Closing Date Acquiring Fund Shares received by it, each stockholder being entitled to receive that number of the Acquiring Fund Shares equal to the total of (i) the number of shares of common stock of the Acquired Fund ("Acquired Fund Shares") held by such stockholder divided by the number of such Acquired Fund Shares outstanding on such date multiplied by (ii) the total number of Acquiring Fund Shares, as of the Closing Date.

1.2.
The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all cash, securities, dividends and interest receivable, receivables for shares sold and all other assets which are owned by the Acquired Fund on the Closing Date and any deferred expenses, other than any unamortized organizational expenses, shown as an asset on the books of the Acquired Fund on the Closing Date.

1.3.
As provided in Section 3.4, as soon after the Closing Date as is conveniently practicable (the "Liquidation Date"), the Acquired Fund will liquidate and distribute pro rata to its stockholders of record the Acquiring Fund Shares received by the Acquired Fund pursuant to Section 1.1. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of Acquired Fund stockholders and representing the respective pro rata number of the Acquiring Fund Shares due to such stockholders. The Acquiring Fund shall not be obligated to issue certificates representing the Acquiring Fund Shares in connection with such exchange.

1.4.
With respect to the Acquiring Fund Shares distributable pursuant to Section 1.3 to an Acquired Fund stockholder holding a certificate or certificates for shares of the Acquired Fund, if any, on the Valuation Date, the Acquiring Fund will not permit such shareholder to receive Acquiring Fund Share certificates there for, exchange such Acquiring Fund Shares for shares of other series of HighMark, effect an account transfer of such Acquiring Fund Shares, or pledge or redeem such Acquiring Fund Shares until the Acquiring Fund has been notified by the Acquired Fund or its agent that such Acquired Fund stockholder has surrendered all his or her outstanding certificates for Acquired Fund Shares or, in the event of lost certificates, posted adequate bond.

1.5.
As soon as practicable after the Closing Date, the Acquired Fund shall make all filings and take all other steps as shall be necessary and proper to effect its complete dissolution.

2. VALUATION

2.1.
On the Closing Date, the Acquiring Fund will deliver to the Acquired Fund a number of Acquiring Fund Shares having an aggregate net asset value equal to the value of the assets acquired by the Acquiring Fund on the Closing Date, less the value of the liabilities of the Acquired Fund assumed, determined as hereafter provided in this Section 2.

2.2.
The value of the Acquired Fund's net assets will be computed as of the Valuation Date using the valuation procedures for the Acquiring Fund set forth in HighMark's Declaration of Trust and the Acquiring Fund's then current prospectus or prospectuses and statement of additional information (collectively, as amended or supplemented from time to time, the "Acquiring Fund Prospectus").

2.3.
The net asset value of a share of the Acquired Fund will be determined to the nearest full cent as of the Valuation Date, using the valuation procedures set forth in HighMark's Declaration of Trust and the Acquiring Fund Prospectus.

2.4.
The Valuation Date shall be 4:00 p.m. Eastern time on [ ], 2006, or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the "Valuation Date").

2.5.
The Acquiring Fund shall issue the Acquiring Fund Shares to the Acquired Fund on one share deposit receipt registered in the name of the Acquired Fund. The Acquired Fund shall distribute in liquidation the Acquiring Fund Shares received by it hereunder pro rata to its stockholders by redelivering such share deposit receipt to HighMark's transfer agent which will as soon as practicable set up open accounts for Acquired Fund stockholders in accordance with written instructions furnished by the Acquired Fund.

2.6.
All computations of value shall be made by SEI Global Funds Services, in its capacity as pricing agent for the Acquiring Fund, in accordance with its regular practice in pricing the shares and assets of the Acquiring Fund using the valuation procedures set forth in HighMark's Declaration of Trust and the Acquiring Fund Prospectus.

3. CLOSING AND CLOSING DATE

3.1.
The Closing Date shall be [ ], 2006, or at such other date as the parties may agree. The Closing shall be held at the offices of HighMark Capital, 350 California Street, San Francisco, CA 94104 at[ ] or at such other time and/or place as the parties may agree.

3.2.
The portfolio securities of the Acquired Fund shall be made available by the Acquired Fund to Union Bank of California, N.A., as custodian for the Acquiring Fund (the "Custodian"), for examination no later than five business days preceding the Valuation Date. On the Closing Date, such portfolio securities, as modified by the Acquired Fund through the Closing Date, and all the Acquired Fund’s cash shall be delivered by the Acquired Fund to the Custodian forth account of the Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department's book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the"1940 Act"), and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of "UnionBank of California, N.A., custodian for [NAME OF ACQUIRED FUND]."

3.3.
In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquired Fund or the Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days after the Valuation Date, this Agreement may be terminated by the Acquiring Fund or the Acquired Fund upon the giving of written notice to the other parties.

3.4.
At the Closing, the Acquired Fund or its transfer agent shall deliver to the Acquiring Fund or its designated agent a list of the names and addresses of the Acquired Fund stockholders and the number of outstanding shares of common stock of the Acquired Fund owned beach Acquired Fund stockholder, all as of the close of business on the Valuation Date, certified by any Vice President, Secretary or Assistant Secretary of Bailard on behalf of the Acquired Fund or bits transfer agent. The Acquiring Fund will provide to the Acquired Fund evidence reasonably satisfactory to the Acquired Fund that the Acquiring Fund Shares issuable pursuant to Section 1.1 have been credited to the Acquired Fund's account on the books of the Acquiring Fund. On the Liquidation Date, the Acquiring Fund will provide to the Acquired Fund evidence reasonably satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited prorata to open accounts in the names of Acquired Fund stockholders as provided in Section 1.3.

3.5.
At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by Section 1.

4. REPRESENTATIONS AND WARRANTIES

4.1. Representations and Warranties of Bailard, on behalf of the Acquired Fund.

Bailard, on behalf of the Acquired Fund, represents and warrants the following to the Acquiring Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a) Bailard is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland and has power to own all of its properties and assets and to carryout its obligations under this Agreement. Bailard is not required to qualify as a foreign corporation in any jurisdiction where it is not so qualified and the failure to so qualify would have a material adverse effect on the Acquired Fund. The Acquired

(b) Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted. Bailard is duly registered under the 1940 Act, as a management company of the open-end type, and such registration has not been revoked or rescinded and is in full force and effect, and the Acquired Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Articles of Incorporation of Bailard and the 1940 Act.

(c) Neither Bailard nor the Acquired Fund is in violation in any material respect of any provisions of Bailard's Articles of Incorporation or Bylaws or any agreement, indenture, instrument, contract, lease or other undertaking to which Bailard or the Acquired Fund is a party or by which Bailard or the Acquired Fund or their assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

(d) The Acquired Fund's current prospectus and statement of additional information (collectively, as amended or supplemented from time to time, the "Acquired Fund Prospectus") conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") there under and do not include any untrue statement of a material fact or omit to state any material fact relating to any of Bailard or the Acquired Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) At the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to Section 1.2.

(f) No material litigation, administrative or other proceedings or investigation is presently pending or, to the knowledge of Bailard or the Acquired Fund, threatened as to Bailard or the Acquired Fund or any of their properties or assets or any person whom Bailard or the Acquired Fund may be obligated to directly or indirectly indemnify in connection with such litigation, proceedings or investigation, and neither Bailard nor the Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

(g) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) of the Acquired Fund at, as of and for the fiscal year ended September 30, 2005, audited by PricewaterhouseCoopers LLP, independent registered public accounting firm to the Acquired Fund, copies of which have been furnished to the Acquiring Fund, fairly reflect the financial condition and results of operations of the Acquired Fund as of such date and for the period then ended in accordance with generally accepted accounting principles consistently applied, and the Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets referred to above or those incurred in the ordinary course of its business since September 30, 2005.

(h) Since September 30, 2005, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquired Fund of indebtedness (other than in the ordinary course of business), except as disclosed in writing to the Acquiring Fund.

(i) As of the Closing Date, all federal and other tax returns and reports of the Acquired Fund required by law to have been filed by such date (giving effect to extensions) shall have been timely filed and true, correct and complete in all material respects, and all taxes of the Acquired Fund which are due and payable shall have been timely paid. The Acquired Fund is not liable for taxes of any person other than it and is not a party to any tax sharing or allocation agreement. All of the Acquired Fund's tax liabilities will have been adequately provided for on its books. To the best of Bailard's or the Acquired Fund's knowledge, the Acquired Fund has not had any tax deficiency or liability asserted against it or question with respect thereto raised, and it is not under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

(j) The Acquired Fund has met the requirements of subchapter M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code in respect of each taxable year since the commencement of operations, and will continue to meet such requirements at all times through the Closing Date. The Acquired Fund has not at any time since its inception been liable for nor is now liable for any material income or excise tax pursuant to Section 852 or 4982of the Code. All dividends paid by the Acquired Fund at anytime prior to the Closing Date shall have been deductible pursuant to the dividends paid deduction under Section 562 of the Code. Except as otherwise disclosed in writing to the Acquiring Fund, the Acquired Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends another distributions on and redemptions of its capital stock and has withheld and paid to the proper taxing authority all taxes required to be withheld.

(k) The Acquired Fund has not received written notification fro many tax authority that asserts a position contrary to any of the above representations.

(l) The authorized capital of the Acquired Fund consists of 100,000,000 shares of common stock, par value $.0001. The outstanding shares of common stock in the Acquired Fund have the characteristics described in the Acquired Fund Prospectus and will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in Section 3.4. All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund, and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of common stock in the Acquired Fund are outstanding.

(m) The Acquired Fund's investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund Prospectus, except as previously disclosed in writing to the Acquiring Fund.

(n) The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of Bailard and by all other necessary corporate action on the part of Bailard and the Acquired Fund, and, upon approval thereof by the required majority of the shares of the Acquired Fund, this Agreement will constitute the valid and binding obligation of Bailard and the Acquired Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles.

(o) The Acquiring Fund Shares to be issued to the Acquired Fund pursuant to the terms of this Agreement will not be acquired for the purpose of making any distribution thereof other than to Acquired Fund stockholders as provided in Section 1.1(c).

(p) The information relating to Bailard and the Acquired Fund furnished by Bailard and the Acquired Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby is accurate and complete in all material respects and complies in all material respects with federal securities laws and regulations thereunder applicable thereto.

(q) As of the date of this Agreement, Bailard and the Acquired Fund have provided the Acquiring Fund with information relating to Bailard and the Acquired Fund reasonably necessary for the preparation of a prospectus, including the proxy statement of the Acquired Fund (the "Prospectus/Proxy Statement"), to be included in a Registration Statement on Form N-14 of HighMark (the "Registration Statement"), incompliance with the 1933 Act, the Securities and Exchange Act of 1934, as amended, (the "1934 Act") and the 1940 Act in connection with the meeting of stockholders of the Acquired Fund to approve this Agreement and the transactions contemplated hereby. As of the effective date of the Registration Statement, the date of the meeting of stockholders of the Acquired Fund and the Closing Date, the Prospectus/Proxy Statement, including the documents contained or incorporated therein by reference, insofar as it relates to Bailard or the Acquired Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(r) There are no material contracts outstanding to which the Acquired Fund is a party, other than as disclosed in the Acquired Fund's most recent Annual Report dated September 30,2005, in the Registration Statement or in Part C of Bailard's registration statement.

(s) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws(which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

(t) As of both the Valuation Date and the Closing Date, the Acquired Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the Acquiring Fund pursuant to this Agreement. At the Closing Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, the Acquiring Fund will acquire the Investments and any such other assets subject to no encumbrances, liens (except as set forth on Schedule 4.1(t)
hereof) or security interests in favor of any third party creditor of the Acquired Fund, and, except as previously disclosed to the Acquiring Fund, without any restrictions upon the transfer thereof. As used in this Agreement, the term "Investments" shall mean the Acquired Fund's investments shown on the audited schedule of its portfolio investments as of September 30, 2005, referred to in Section 4.1(g) hereof, as supplemented with such changes as the Acquired Fund shall make after September 30, 2005, which changes shall be disclosed to the Acquiring Fund in an updated schedule of investments, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date.

(u) The books and records of the Acquired Fund made available to the Acquiring Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquired Fund.

(v) Except as to Investments otherwise disclosed as unregistered securities pursuant to Section 4.1(t) hereof, no registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the Acquired Fund or the Acquiring Fund.

4.2. Representations and Warranties of HighMark and the Acquiring Fund.

HighMark, on behalf of the Acquiring Fund, represents and warrants the following to the Acquired Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a) HighMark is a business trust duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out its obligations under this Agreement. HighMark is not required to qualify as a foreign entity in any jurisdiction where it is not so qualified and the failure to so qualify would have a material adverse effect on the Acquiring Fund. The Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted.

(b) HighMark is duly registered under the 1940 Act, as a management company of the open-end type, and such registration has not been revoked or rescinded and is in full force and effect, and the Acquiring Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Declaration of Trust of HighMark and the 1940 Act.

(c) Neither HighMark nor the Acquiring Fund is in violation in any material respect of any provisions of HighMark's Declaration of Trust or Code of Regulations or any agreement, indenture, instrument, contract, lease or other undertaking to which HighMark or the Acquiring Fund are a party or by which HighMark or the Acquiring Fund or their assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

(d) As of the Closing Date, the Acquiring Fund Prospectus will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will notinclude any untrue statement of a material fact or omit to state any material fact relating to HighMark or the Acquiring Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Except as previously disclosed to Bailard or the Acquired Fund in writing, no material litigation, administrative or other proceedings or investigation is presently pending or, to the knowledge of HighMark or the Acquiring Fund, threatened as to HighMark or the Acquiring Fund or any of their properties or assets or any person whom HighMark or the Acquiring Fund maybe obligated to directly or indirectly indemnify in connection with such litigation, proceedings or investigation, and neither HighMark nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

(f) Other than any assets and liabilities of the Acquiring Fund relating to the investment by the initial shareholder of the Acquiring Fund, the Acquiring Fund has no assets and no liabilities, contingent or otherwise.

(g) The Acquiring Fund was established in order to effect the transactions described in this Agreement. It has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a "regulated investment company" for federal income tax purposes. However, upon filing its first federal income tax return at the completion of its first taxable year, the Acquiring Fund will elect to be a "regulated investment company" and until such time will take all steps necessary to ensure that it qualifies for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

(h) The authorized capital of HighMark consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the Board of Trustees of HighMark may authorize from time to time. The outstanding shares of beneficial interest in the Acquiring Fund at the Closing Date will be divided into Class A shares, Class C shares, Class M shares and Fiduciary shares, each having the characteristics described in the Acquiring Fund Prospectus effective at such time. As of the date of this Agreement, the Acquiring Fund has no outstanding shares of any class and no options, warrants or other rights to subscribe for or purchase, or securities convertible into, any such shares are outstanding.

(i) The execution, delivery and performance of this Agreement has been duly authorized by the Board of Trustees of HighMark and by all other necessary trust action on the part of HighMark and the Acquiring Fund, and constitutes the valid and binding obligation of HighMark and the Acquiring Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles.

(j) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Class M shares of beneficial interest in the Acquiring Fund, and will be fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the Acquiring Fund and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.

(k) The information furnished by HighMark and the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby is accurate and complete in all material respects and complies in all material respects with federal securities laws and regulations there under applicable thereto.

(l) As of the effective date of the Registration Statement, the date of the meeting of stockholders of the Acquired Fund and the Closing Date, the Prospectus/Proxy Statement, including the documents contained or incorporated therein by reference, insofar as it relates to HighMark and the Acquiring Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(m) There are no material contracts outstanding to which the Acquiring Fund is a party, other than as disclosed in the Registration Statement.

(n) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws.

4.3. Representations and Warranties of Bailard, Inc.

Bailard, Inc. represents and warrants the following to the Acquiring Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a) The Acquired Fund has met the requirements of subchapter M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code in respect of each taxable year since the commencement of operations, and will continue to meet such requirements at all times through the Closing Date. The Acquired Fund has not at any time since its inception been liable for nor is now liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. All dividends paid by the Acquired Fund at any time prior to the Closing Date shall have been deductible pursuant to the dividends paid deduction under Section 562 of the Code. Except as otherwise disclosed in writing to the Acquiring Fund, the Acquired Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld and paid to the proper taxing authority all taxes required to be withheld.

(b) The Acquired Fund has not received written notification from any tax authority that asserts a position contrary to any of the above representations.

5. COVENANTS OF THE PARTIES.

5.1.
The Acquired Fund and the Acquiring Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that, with respect to the Acquired Fund, such ordinary course of business will include purchases and sales of portfolio securities, sales and redemptions of Acquired Fund Shares, and regular and customary periodic dividends and distributions.

5.2.
Bailard will call a meeting of the Acquired Fund stockholders to be held prior to the Closing Date to consider and act upon this Agreement and take all other reasonable action necessary to obtain the required stockholder approval of the transactions contemplated hereby.

5.3.
In connection with the Acquired Fund stockholders' meeting referred to in Section 5.2, HighMark, with the assistance of Bailard, will prepare the Registration Statement and Prospectus/Proxy Statement for such meeting, which HighMark will file for the registration under the 1933 Act of the Acquiring Fund Shares to be distributed to Acquired Fund stockholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act and the1940 Act.

5.4.
Each of Bailard, HighMark, the Acquiring Fund and the Acquired Fund will cooperate with the others, and each will furnish to the others the information relating to itself required by the 1933 Act, the1934 Act and the 1940 Act and the rules and regulations thereunderto be set forth in the Registration Statement, including the Prospectus/Proxy Statement.

5.5.
Subject to the provisions of this Agreement, Bailard, HighMark, the Acquired Fund and the Acquiring Fund will each take, or cause to betaken, all action, and do or cause to be done, all things, reasonably necessary, proper or advisable to cause the conditions to the other parties' obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

5.6.
Bailard and the Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of Acquired Fund Shares.

5.7.
As promptly as practicable, but in any case within sixty days after the Closing Date, Bailard or the Acquired Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which will be certified by Bailard's President and Treasurer.

5.8.
The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the1940 Act and such of the state securities or Blue Sky laws as it may deem appropriate in order to continue its operations after the Closing Date.

5.9.
Bailard and the Acquired Fund agree that the liquidation of the Acquired Fund will be effected in the manner provided in Bailard's Articles of Incorporation and Bylaws in accordance with applicable law.

5.10.
HighMark Capital agrees that, for a period of two years following the Closing Date, the ratio of expenses to average net assets for Class M shares of the Acquiring Fund will not exceed the ratio of expenses to average net assets of the Acquired Fund for the fiscal year ended September 30, 2005 as stated in the financial highlights of Bailard's Annual Report dated September 30, 2005.

5.11. HighMark Capital represents, warrants and covenants to Bailard and HighMark that the information provided by HighMark Capital to the Board of Directors of Bailard and the Board of Trustees of HighMark in connection with their review of the Reorganization is materially accurate as of January 13,2006, and with respect to any information provided by HighMark Capital after January 13, 2006, such information shall be materially accurate as of the date so provided, and that, to the best of its knowledge, HighMark Capital has provided all information concerning HighMark, HighMark Capital and the Reorganization reasonably necessary for the Board of Directors of Bailard and the Board of Trustees of HighMark to evaluate the Reorganization.

5.12.
Bailard, Inc. represents, warrants and covenants to Bailard and HighMark that the information provided by Bailard, Inc. to the Board of Directors of Bailard and the Board of Trustees of HighMark in connection with their review of the Reorganization is materially accurate as of January 13, 2006, and with respect to any information provided by Bailard, Inc. after January 13, 2006, such information shall be materially accurate as of the date so provided, and that, to the best of its knowledge, Bailard, Inc. has provided all information concerning Bailard, Bailard, Inc. and the Reorganization reasonably necessary for the Board of Directors of Bailard and the Board of Trustees of HighMark to evaluate the Reorganization.

6.
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND.
The obligations of HighMark and the Acquiring Fund to complete the transactions provided for herein shall be subject, at their election, to the performance by Bailard and the Acquired Fund of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

6.1.
Bailard and the Acquired Fund shall have delivered to the Acquiring Fund a certificate executed on their behalf by Bailard's President or Vice President and its Treasurer or
Assistant Treasurer, in form and substance reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of Bailard and the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they maybe affected by the transactions contemplated by this Agreement, and that Bailard and the Acquired Fund have complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date. Bailard, Inc. shall have delivered to the Acquiring Fund a certificate executed on its behalf by Bailard, Inc.'s President or Vice President and its Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of Bailard, Inc. made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement.

6.2.
The Acquired Fund shall have furnished to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities, with values determined as provided in Section 2 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Date, certified on the Acquired Fund's behalf by Bailard's President (or any Vice President)and Treasurer, and a certificate of both such officers, dated the Closing Date, to the effect that as of the Valuation Date and as of the Closing Date there has been no material adverse change in the financial position of the Acquired Fund since September 30, 2005, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to dividends paid or losses from operations.

6.3. [Reserved].

6.4.
Subject to the parties' compliance with Section 6 hereof, the assets of the Acquired Fund to be acquired by the Acquiring Fund will include no assets which the Acquiring Fund, by reason of limitations contained in HighMark's Declaration of Trust or of investment restrictions disclosed in the Acquiring Fund Prospectus in effect on the Closing Date, may not properly acquire.

6.5.
All proceedings taken by Bailard or the Acquired Fund in connection with the transactions contemplated by this Agreement and all material documents related thereto shall be reasonably satisfactory in form and substance to the Acquiring Fund.

6.6.
Prior to the Closing Date, Bailard, on behalf of the Acquired Fund, shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its stockholders all of its investment company taxable income for its taxable year ended September 30, 2005 and the short taxable year beginning October 1, 2005 and ending on the Closing Date (computed without regard to any deduction for dividends paid), and all of the Acquired Fund's net capital gain realized in its taxable year ended September 30, 2005 and the short taxable year beginning on October 1, 2005 and ending on the Closing Date (after reduction for any capital loss carryover).

6.7.
The Acquired Fund shall have furnished to the Acquiring Fund a certificate, signed on its behalf by the President or any Vice President and the Treasurer of Bailard, as to the adjusted tax basis in the hands of the Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement, together with any such other evidence as to such adjusted tax basis as the Acquiring Fund may reasonably request.

6.8.
The Acquired Fund's custodian shall have delivered to the Acquiring Fund a certificate identifying all of the assets of the Acquired Fund held by such custodian as of the Valuation Date.

6.9.
The Acquired Fund's transfer agent shall have provided to the Acquiring Fund's transfer agent (i) the originals or true copies of all of the records of the Acquired Fund in the possession of the Acquired Fund's transfer agent as of the Closing Date, (ii) a record specifying the number of Acquired Fund Shares outstanding as of the Valuation Date and (iii) a record specifying the name and address of each holder of record of any Acquired Fund Shares and the number of Acquired Fund Shares held of record by each such stockholder as of the Valuation Date. The Acquired Fund's transfer agent shall also have provided the Acquiring Fund with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

6.10.
The Acquiring Fund shall have received a favorable opinion of Howard Rice Nemerovski Canady Falk & Rabkin ("Howard Rice") or DLA Piper Rudnick Gray Cary ("DLA Piper"), counsel to Bailard for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of Howard Rice or DLA Piper appropriate to render the opinions expressed therein, and in a form satisfactory to the Acquiring Fund, substantially to the following effect:

(a) Bailard is a corporation duly organized and validly existing under the laws of the state of Maryland and has power to own all of its properties and assets and to carry on its business as presently conducted, and the Acquired Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the Articles of Incorporation and Bylaws of Bailard.

(b) This Agreement has been duly authorized, executed and delivered by Bailard, on behalf of the Acquired Fund, and assuming the due authorization, execution and delivery of this Agreement by HighMark Capital and HighMark, on behalf of the Acquiring Fund, is a valid and binding obligation of Bailard and the Acquired Fund enforceable against Bailard and the Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles.

(c) Assuming that a consideration thereof of not less than the net asset value, and the par value, thereof has been paid, all issued and outstanding shares of the Acquired Fund are validly issued and outstanding and fully paid and non assessable.

(d) The Acquired Fund has the power to sell, assign, transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, the Acquired Fund will have duly transferred such assets to the Acquiring Fund.

(e) The execution and delivery of this Agreement by Bailard on behalf of the Acquired Fund did not, and the performance by Bailard and the Acquired Fund of their obligations hereunder will not, violate Bailard's Articles of Incorporation or Bylaws, or any provision of any agreement known to such counsel to which Bailard or the Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which Bailard or the Acquired Fund is a party or by which it is bound.

(f) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Bailard or the Acquired Fund of the transactions contemplated by this Agreement, except such as have been obtained.

(g) Such counsel does not know of any legal or governmental proceedings relating to Bailard or the Acquired Fund existing on or before the date of mailing of the Prospectus/Proxy Statement referred to in Section 5.3 or the Closing Date required to be described in the Registration Statement which are not described as required.

(h) Bailard is registered with the Securities and Exchange Commission as an investment company under the 1940 Act.

(i) To the knowledge of such counsel, except as has been disclosed in writing to the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to Bailard or the Acquired Fund or any of their properties or assets or any person whom Bailard or the Acquired Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and neither Bailard nor the Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND.

The obligations of Bailard and the Acquired Fund to complete the transactions provided for herein shall be subject, at their election, to the performance by HighMark and the Acquiring Fund of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

7.1.
HighMark and the Acquiring Fund shall have delivered to the Acquired Fund a certificate executed on their behalf by HighMark's President or any Vice President and its Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of HighMark and the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that HighMark and the Acquiring Fund have complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date.

7.2.
HighMark, on behalf of the Acquiring Fund, shall have executed and delivered to the Acquired Fund an Assumption of Liabilities dated as of the Closing Date pursuant to which the Acquiring Fund will assume all of the identified liabilities of the Acquired Fund existing at the Valuation Date in connection with the transactions contemplated by this Agreement.

7.3.
All proceedings taken by HighMark or the Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory inform and substance to the Acquired Fund.

7.4.
The Acquired Fund shall have received a favorable opinion of Ropes &
Gray LLP, counsel to HighMark for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of
Ropes & Gray LLP appropriate to render the opinions expressed therein, and in a form satisfactory to the Acquired Fund, substantially to the following effect:

(a) HighMark is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as presently conducted, and the Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the Declaration of Trust and Code of Regulations of the Trust.

(b) This Agreement has been duly authorized, executed and delivered by HighMark, on behalf of the Acquiring Fund, and assuming the due authorization, execution and delivery of this Agreement by Bailard, Inc. and Bailard, on behalf of the Acquired Fund, is the valid and binding obligation of HighMark and the Acquiring Fund enforceable against HighMark and the Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles.

(c) The Acquiring Fund has the power to assume the liabilities to be assumed by it hereunder and upon consummation of the transactions contemplated hereby the Acquiring Fund will have duly assumed such liabilities.

(d) Assuming that a consideration thereof not less than the net asset value thereof has been paid, the Acquiring Fund Shares to be issued for transfer to the Acquired Fund Shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and fully paid and, except as set forth in the Acquiring Fund Prospectus, non assessable Class M shares of beneficial interest in the Acquiring Fund, and no shareholder of the Acquiring Fund has any preemptive right of subscription or purchase in respect thereof.

(e) The execution and delivery of this Agreement by HighMark on behalf of the Acquiring Fund did not, and the performance by HighMark and the Acquiring Fund of their obligations hereunder will not, violate HighMark's Declaration of Trust or Code of Regulations, or any provision of any agreement known to such counsel to which HighMark or the Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which HighMark or the Acquiring Fund is a party or by which it is bound.

(f) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by HighMark or the Acquiring Fund of the transactions contemplated by this Agreement except such as may be required under state securities or Blue Sky laws or such as have been obtained.

(g) Such counsel does not know of any legal or governmental proceedings relating to the Acquiring Fund existing on or before the date of mailing of the Prospectus/Proxy Statement referred to in Section 5.3 or the Closing Date required to be described in the Registration Statement which are not described as required.

(h) HighMark is registered with the Securities and Exchange Commission as an investment company under the 1940 Act.

(i) To the knowledge of such counsel, except as has been disclosed in writing to the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to HighMark or the Acquiring Fund or any of their properties or assets or any person whom HighMark or the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and neither HighMark nor the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES.

The respective obligations of HighMark, the Acquiring Fund, Bailard and the Acquired Fund hereunder are subject to the further conditions that on or before the Closing Date:

8.1.
This Agreement shall have been approved by a majority of the outstanding shares of the Acquired Fund, the agreement and plan of reorganization dated as of [ ], relating to the reorganization of the [ ] Fund into the [ ] Fund, shall have been approved by a majority of the outstanding shares of the [ ] Fund and the agreement and plan of reorganization dated as of [ ], relating to the reorganization of the [ ] Fund into the [ ] Fund, shall have been approved by a majority of the outstanding shares of the [ ] Fund, in each case, in the manner required by Bailard's Articles of Incorporation, Bylaws and applicable law, and the parties shall have received reasonable evidence of each such approval.

8.2.
On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.3.
All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by Bailard, the Acquired Fund, HighMark or the Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund.

8.4.
The Registration Statement shall have become effective under the1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the1933 Act.

8.5.
The Acquired Fund and the Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP dated on the Closing Date (which opinion will be subject to certain qualifications)satisfactory to both parties substantially to the effect that, on the basis of the existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules, and court decisions, generally for federal income tax purposes:

(a) The acquisition by the Acquiring Fund of the assets of the Acquired Fund in exchange for the Acquiring Fund's assumption of the identified liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares, followed by the distribution by the Acquired Fund of such Acquiring Fund Shares to the stockholders of the Acquired Fund in exchange for their shares of the Acquired Fund, all as provided in Section 1 hereof, will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

(b) No gain or loss will be recognized by the Acquired Fund (i) upon the transfer of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the identified liabilities of the Acquired Fund or (ii) upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its stockholders in liquidation, as contemplated in Section 1 hereof.

(c) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund in exchange for the assumption of the identified liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares as contemplated in Section 1 hereof.

(d) The tax basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the transfer.

(e) The holding periods of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund.

(f) No gain or loss will be recognized by Acquired Fund stockholders upon the exchange of all of their Acquired Fund Shares for the Acquiring Fund Shares.

(g) The aggregate tax basis of the Acquiring Fund Shares to be received by each stockholder of the Acquired Fund will be the same as the aggregate tax basis of Acquired Fund Shares exchanged there for.

(h) An Acquired Fund stockholder's holding period for the Acquiring Fund Shares to be received will include the period during which Acquired Fund Shares exchanged there for were held, provided that the shareholder held Acquired Fund Shares as a capital asset on the date of the exchange.

(i) The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

The opinion will be based on certain factual certifications made by officers of Bailard and HighMark and will also be based on customary assumptions. The opinion is not a guarantee that the tax consequences of the Reorganization will be as described above. The opinion will note and distinguish certain published precedent. There is no assurance that the Internal Revenue Service or a court would agree with the opinion.

8.6.
At any time prior to the Closing, any of the foregoing conditions of this Section 8 may be jointly waived by the Board of Directors ofBailard and the Board of Trustees of HighMark, if, in the judgment of the Board of Directors of Bailard, such waiver will not have a material adverse effect on the interests of the stockholders of the
Acquired Fund and, if, in the judgment of the Board of Trustees of HighMark, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquiring Fund.

9. INDEMNIFICATION.

9.1.
Bailard and the Acquired Fund (collectively, the "Seller Indemnifying Parties") will jointly and severally indemnify and hold harmless HighMark, its trustees, officers, employees and affiliates and the Acquiring Fund (collectively, the "Buyer Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by anyone or more of the Buyer Indemnified Parties, including, without limitation, any amounts paid by any one or more of the Buyer Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of the Seller Indemnifying Parties ("Buyer Losses"), that result from, arise out of or in connection with any breach or alleged breach of any representation, warranty or covenant of the Seller Indemnifying Parties contained in this Agreement. Any Buyer Indemnified Party with an indemnification claim for Buyer Losses hereunder shall notify the Seller Indemnifying Parties in writing of such Buyer Losses, together with a reasonably detailed description, within 30 calendar days after having formed a reasonable basis for those Buyer Losses, provided that the failure to so notify shall not affect the right to indemnification hereunder except to the extent such failure resulted in a greater loss. The Seller Indemnifying Parties shall be entitled to participate at their own expense in the defense of any claim, action, suit or proceeding covered by this Section 9.1 or, if they so elect, to assume at their expense, by counsel reasonably satisfactory to the Buyer Indemnified Parties, the defense of any such claim, action, suit or proceeding, and, if the Seller Indemnifying Parties elect to assume such defense, the Buyer Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The Seller Indemnifying Parties' obligation under this Section 9.1 to indemnify and hold harmless the Buyer Indemnified Parties shall constitute a guarantee of payment so that the Seller Indemnifying Parties will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 9.1 without the necessity of the Buyer Indemnified Parties' first paying the same.

9.2.
HighMark and the Acquiring Fund (collectively, the "Buyer Indemnifying Parties") will jointly and severally indemnify and hold harmless Bailard, its trustees, officers, employees and affiliates and the Acquired Fund (collectively, the "Seller Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by anyone or more of the Seller Indemnified Parties, including, without limitation, any amounts paid by any one or more of the Seller Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of the Buyer Indemnifying Parties ("Seller Losses"), that result from, arise out of or in connection with any breach or alleged breach of any representation, warranty or covenant of the Seller Indemnifying Parties contained in this Agreement. Any Seller Indemnified Party with an indemnification claim for Seller Losses hereunder shall notify the Buyer Indemnifying Parties in writing of such Seller Losses, together with a reasonably detailed description, within 30calendar days after having formed a reasonable basis for those Seller Losses, provided that the failure to so notify shall not affect the right to indemnification hereunder except to the extent such failure resulted in a greater loss. The Buyer Indemnifying Parties shall be entitled to participate at their own expense in the defense of any claim, action, suit or proceeding covered by this Section 9.2 or, if they so elect, to assume at their expense, by counsel reasonably satisfactory to the Seller Indemnified Parties, the defense of any such claim, action, suit or proceeding, and, if the Buyer Indemnifying Parties elect to assume such defense, the Seller Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The Buyer Indemnifying Parties' obligation under this Section 9.2 to indemnify and hold harmless the Seller Indemnified Parties shall constitute a guarantee of payment so that the Buyer Indemnifying Parties will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this Section 9.2without the necessity of the Seller Indemnified Parties' first paying the same.

9.3.
Sections 9.1 and 9.2 shall not protect any Buyer Indemnified Party or Seller Indemnified Party against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

9.4.
HighMark, on behalf of the Acquiring Fund, hereby agrees to indemnify each director and former director of Bailard who at no time was an "interested person" of Bailard as defined in the 1940Act against all liabilities and expenses incurred by such director as a director of Bailard in the manner and to the extent that such liabilities and expenses would have been indemnified under HighMark's Declaration of Trust, as in effect from time to time, had such person served as a trustee of HighMark.

10. BROKERAGE FEES AND EXPENSES.

10.1.
Each of Bailard, Inc., Bailard, the Acquired Fund, HighMark Capital,
HighMark and the Acquiring Fund represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

10.2.
Each of Bailard, Inc. and HighMark Capital agrees that none of the costs and expenses incurred in connection with the Reorganization, whether or not the Reorganization is consummated, will be borne by Bailard, HighMark, the Acquired Fund or the Acquiring Fund and that such costs and expenses will be borne by Bailard, Inc. and HighMark Capital.

11. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

11.1.
Each of Bailard, the Acquired Fund, HighMark, the Acquiring Fund,
Bailard, Inc. and HighMark Capital agrees that it has not made any representation, warranty or covenant not set forth herein with respect to the Reorganization and that, except for the Fiduciary Fulfillment and Expense Sharing Agreement and the letter from Bailard, Inc. to Bailard regarding tail insurance, this Agreement constitutes the entire agreement between the parties with respect to the Reorganization.

11.2.
Except as set forth under Section 12.4, all of the representations and warranties, covenants, indemnities and other agreements contained in this Agreement or in any document, certificate or other instrument required to be delivered under this Agreement shall survive the Closing and continue in full force and effect without limit as to time.

TERMINATION

12.1.
This Agreement may be terminated by the mutual agreement of Bailard and HighMark prior to the Closing Date.
12.2.
In addition, either of Bailard or HighMark may at its option terminate this Agreement at or prior to the Closing Date because:

(a) With respect to a termination by Bailard, of a material breach by HighMark Capital or HighMark of any representation, warranty, covenant or agreement contained herein to be performed by HighMark Capital or HighMark at or prior to the Closing Date; or with respect to a termination by HighMark, of a material breach by Bailard, Inc. or Bailard of any representation, warranty, covenant or agreement herein to be performed by Bailard, Inc. or Bailard at or prior to the Closing Date;

(b) A condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or

(c) Any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 12.2(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied.

12.3.
If the transactions contemplated by this Agreement have not been substantially completed by June 30, 2006, this Agreement shall automatically terminate on that date unless a later date is agreed to by all of the parties to this Agreement.

12.4.
In the event of the termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 12, this Agreement shall become void and have no effect except that (a) Sections 9.1, 9.2, 9.3, 10, 12.4, 15, 16 and 17 shall survive any termination of this Agreement, and (b) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liability or damages arising out of any breach of any provision of this Agreement by any party prior to the date of termination, unless the termination is effected pursuant to Section 12.1.

13. TRANSFER TAXES.

Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

14. REPORTING RESPONSIBILITY.

Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Closing Date and such later date on which the Acquired Fund is terminated.

15. AMENDMENTS.

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of HighMark and Bailard (and, for purposes of amendments to Sections 5.10, 5.11, 10, 11,12.4 and this Section 15, HighMark Capital, and, for purposes of amendments to Sections 4.3, 5.12, 6.1, 10, 11, 12.4 and this Section 15, Bailard, Inc.);provided, however, that following the stockholders' meeting called by the Acquired Fund pursuant to Section 5.2 no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to stockholders of the Acquired Fund under this Agreement to the detriment of such shareholders without their further approval.

16. NOTICES.

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to Bailard, Bailard, Inc. or the Acquired Fund at 950 Tower Lane, Suite 1900, Foster City, California 94404 or HighMark Capital, HighMark or the Acquiring Fund at 350 California Street, San Francisco, CA 94104.

17. MISCELLANEOUS.

17.1.
The article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
17.2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

17.3.
This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

17.4.
This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

17.5.
All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

17.6.
The names "HighMark Funds" and "Trustees of HighMark Funds" refers respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 10, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of HighMark entered into in the name or on behalf thereof by any of the Trustees, or its representatives or agents, are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of HighMark personally, but bind only the assets of HighMark and all persons dealing with any series of shares of HighMark must look solely to the assets of HighMark belonging to such series for the enforcement of any claims against HighMark.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President, a Vice President or Treasurer.

BAILARD OPPORTUNITY FUND GROUP, INC.
On behalf of [ACQUIRED FUND]

By: _____________________________
Name:
Title:

HIGHMARK FUNDS
On Behalf of [ACQUIRING FUND]

By: _____________________________
Name:
Title:

For purposes of Sections 4.3, 5.12,6.1, 10, 11, 12.4 and 15 only:

BAILARD, INC.

By: _____________________________
Name:
Title:

For purposes of Sections 5.10, 5.11,10, 11, 12.4 and 15 only:

HIGHMARK CAPITAL MANAGEMENT, INC.

By: _____________________________
Name:
Title: